UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
June 9, 2010

TNP Strategic Retail Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-154975	90-0413866
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1900 Main Street, Suite 700
Irvine, California 92614
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 833-8252
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Purchase Agreement for Northgate Property
     On June 11, 2010, TNP Strategic Retail Trust, Inc. (the “Company”), through its indirect wholly owned subsidiary TNP SRT Northgate Plaza Tucson, LLC (“TNP SRT Northgate”), entered into an Assignment and Assumption Real Estate Purchase Agreement and Escrow Instructions (the “Assignment and Assumption Agreement”) with TNP Acquisitions, LLC, an affiliate of the Company’s sponsor, whereby TNP SRT Northgate assumed the Real Estate Purchase Agreement and Escrow Instructions (the “Purchase Agreement”), dated April 6, 2010, relating to the acquisition of Northgate Plaza Shopping Center (the “Northgate Property”) located in Tucson, Arizona from Crestline Investments, LLC, a third party seller (the “Seller”), for an aggregate purchase price of $8,050,000, or $77.78 per square foot, including the assumption of debt on the Northgate Property. The Purchase Agreement was subsequently amended on May 5, 2010 and May 21, 2010 to extend the due diligence period under the Purchase Agreement through May 28, 2010. In connection with this potential acquisition, the Company paid a $150,000 deposit that is only refundable in the event of Seller’s breach or default under the Purchase Agreement or the failure of any other condition precedent for TNP SRT Northgate, as buyer, set forth in the Purchase Agreement.
     The acquisition of the Northgate Property is subject to substantial conditions to closing including: (1) the sale of a sufficient number of shares of the Company’s common stock in the Company’s public offering to fund a portion of the purchase price for the Northgate Property; (2) the approval of the lender for the existing indebtedness on the Northgate Property to be assumed by the Company and the receipt of other applicable third-party consents; and (3) the absence of a material adverse change to the Northgate Property prior to the date of the acquisition.
Reimbursement and Fee Agreement
     In connection with the June 4, 2010 acquisition by the Company of the Waianae Mall, a multi-tenant retail center located in Waianae, Hawaii (the “Waianae Property”), the Company entered into a Reimbursement and Fee Agreement (“Agreement”), dated as of June 9, 2010, by and among the Company, TNP SRT Waianae Mall, LLC, an indirect wholly owned subsidiary of the Company (“TNP SRT Waianae”), and Anthony W. Thompson, the Company’s chairman of the board and chief executive officer (“Thompson”). The acquisition of the Waianae Property was financed, in part, by the assumption of approximately $20,741,000 of existing indebtedness (the “Waianae Loan”) on the Waianae Property by TNP SRT Waianae. The Company, TNP Strategic Retail Operating Partnership, LP, the Company’s operating partnership, and Thompson jointly and severally guaranteed the Waianae Loan (the “Guaranty”). Under the terms of the Agreement and as consideration for providing the Guaranty, TNP SRT Waianae has paid Thompson a one-time guaranty fee of $25,000 and the Company has agreed to pay Thompson an annual fee equal to: (x) 0.25% multiplied by (y) 10.0% of the weighted-average amount outstanding under the Waianae Loan during each twelve consecutive month period, or pro rata portion thereof, during the term of the Waianae Loan.
Item 8.01 Other Events.
     On June 10, 2010, the Company distributed a press release announcing that the Company’s board of directors had authorized the Company to pursue the acquisition of the Northgate Property. A copy of the press release, which is incorporated herein in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 10, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP STRATEGIC RETAIL TRUST, INC.
Date: June 15, 2010	By:	/s/ Wendy J. Worcester
Wendy J. Worcester
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 10, 2010